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                                                                   EXHIBIT 10aa1



                        HOUSTON INDUSTRIES INCORPORATED
                       EXECUTIVE SEVERANCE BENEFITS PLAN
                          AND SUMMARY PLAN DESCRIPTION


                      (Effective as of September 3, 1997)
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                        HOUSTON INDUSTRIES INCORPORATED
                       EXECUTIVE SEVERANCE BENEFITS PLAN
                          AND SUMMARY PLAN DESCRIPTION

                      (Effective as of September 3, 1997)


                                    RECITALS

                 WHEREAS, Houston Industries Incorporated entered into Severance Agreements with 15 of its executive officers effective as of September 3, 1997, each of which obligates HI to provide certain payments and benefits to the Executive named in the agreement upon an eligible termination of employment; and

                 WHEREAS, a plan, fund or program maintained by an employer, to the extent that it is maintained for the purpose of providing unemployment benefits, is an employee benefit plan subject to ERISA; and

                 WHEREAS, the Severance Agreements are maintained by HI to provide unemployment benefits to the covered Executives; and

                 WHEREAS, ERISA requires that every employee benefit plan be maintained pursuant to a written instrument that provides for one or more named fiduciaries who have authority to control and manage the operation of the plan, and further requires that an employee benefit plan establish and maintain a reasonable claims procedure which meets certain minimum regulatory requirements;

                 NOW, THEREFORE, HI hereby establishes the Houston Industries Incorporated Executive Severance Benefits Plan to identify the fiduciaries responsible for the operation of the Severance Agreements and to establish a claims procedure for the Severance Agreements as contemplated by ERISA, which Plan shall read as follows, effective as of September 3, 1997:

                                   ARTICLE I

                                  DEFINITIONS

                 As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

                 "COMMITTEE" means the Compensation Committee of the Board of Directors of HI or such other person or entity as may be appointed from time to time by the Board of Directors of HI to serve as the Plan administrator.

                 "EXECUTIVE" means any of Charles R. Crisp, Waters S. Davis, Susan D. Fabre, B. Bruce Gibson, Lee W. Hogan, Don D. Jordan, Hugh Rice Kelly, R. Steve





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         Letbetter, David M. McClanahan, Edward A. Monto, Stephen W. Naeve, IV,
         Joe Bob Perkins, Mary P. Ricciardello, Stephen C. Schaeffer, Rufus S. Scott, Robert L. Waldrop.

                 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "HI" means Houston Industries Incorporated, a Texas corporation, and its successors and assigns.

                 "INITIAL CLAIMS FIDUCIARY" or "ICF" means that person, committee, or other entity appointed by the Committee to perform the acts and serve in the capacity hereinafter set forth in the Plan.

                 "PLAN" means the Houston Industries Incorporated Executive Severance Benefits Plan, as established effective as of September 3, 1997 and set forth herein, and as hereafter amended from time to time, including the Severance Agreements collectively attached hereto as Appendix 1 and incorporated herein by reference. All references herein to the "Plan" shall expressly include references to each of the Severance Agreements.

                 "PLAN DOCUMENT" means the body of the Plan without Appendix 1.

                 "SEVERANCE AGREEMENT" means a Severance Agreement between an Executive (except for Don D. Jordan) and HI dated as of September 3, 1997, a copy of each of which is attached hereto as part of Appendix 1, and shall also mean the Amended and Restated Employment Agreement For Don D. Jordan, effective as of January 8, 1997, a copy of which is attached hereto as part of Appendix 1.

                 "TRUST" means the trust agreement which HI intends to enter into, as contemplated in Section 5 (or, in the case of Don D. Jordan, Section 8B) of the Severance Agreements, to provide the primary source of funding for any obligation of HI to pay legal fees and expenses under the Severance Agreements.

                 "TRUSTEE" means the trustee of the Trust.

                 Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words shall be construed to include whichever may be appropriate.





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                                   ARTICLE II

                       RELATIONSHIP AMONG PLAN DOCUMENT,
                         SEVERANCE AGREEMENTS AND TRUST

                 Each Severance Agreement is intended to form an integral part of this Plan. The administration of the Severance Agreements shall be governed by the terms and provisions set forth in this Plan Document. The responsibility for administering the Plan, including the interpretation and enforcement of the terms of the Severance Agreements, shall be vested in the Committee and the ICF, and their respective agents, as more fully hereinafter set forth. The eligibility of each Executive for benefits under this Plan, and the amount and duration of such benefits, shall be governed by the terms and provisions of the Executive's Severance Agreement and the claims procedures set forth in Article III of this Plan Document.

                 The Trust is the trust agreement which HI intends to establish to serve as the primary funding vehicle for the payment of certain legal fees and expenses contemplated by Section 5 of the Severance Agreements.

                                  ARTICLE III

                              CLAIMS FOR BENEFITS

         3.1     PRESENTING CLAIMS FOR BENEFITS OTHER THAN LEGAL FEES AND
EXPENSES: Any claim for the payment of a benefit under a Severance Agreement, other than a payment pursuant to Section 5 (or, in the case of Don D. Jordan, pursuant to Section 8B) of his Severance Agreement (relating to certain legal fees and expenses), shall be submitted in writing by the Executive to the ICF and shall describe in reasonable detail the basis for the Executive's claim. The Executive shall provide such additional information to the ICF as the ICF may reasonably request for the evaluation of the Executive's claim for benefits. The ICF shall notify the Executive of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the Executive prior to the end of the initial 90-day period. In no event shall such an extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which a final decision is expected to be rendered.

                 Notice of a claim denial, in whole or in part, shall be set forth in a manner calculated to be understood by the Executive and shall contain the following:

                 (a)      the specific reason or reasons for the denial; and

                 (b) specific reference to the pertinent Plan provisions on which the denial is based; and





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                 (c)      a description of any additional material or
         information necessary for the Executive to perfect the claim and an explanation of why such material or information is necessary; and

                 (d)      an explanation of the Plan's claims review procedure.

Executives shall be given timely written notice of the time limits set forth herein for determinations on claims, appeals of claim denial and decisions on appeal. If notice of a claims determination is not provided within the applicable time frame described above, the claim shall be deemed denied and the Executive may appeal the denial as set forth in Section 3.3.

         3.2 PRESENTING CLAIMS FOR LEGAL FEES AND EXPENSES: Section 5 (or, in the case of Don D. Jordan, Section 8B) of each Severance Agreement contains provisions relating to the payment of certain legal fees and expenses ("Expenses") on behalf of the Executive. The Trust is the primary funding vehicle for the payment of Expenses.

                 (a) APPROVAL AND PAYMENT FROM THE TRUST: If HI has established the Trust, an Executive must seek approval and payment of Expenses under the procedures specified in the Trust prior to seeking payment from HI as provided for in paragraph (b) below.

                 (b) SUBMISSION OF CLAIM TO HI: If (i) HI has not established the Trust, or (ii) an Executive follows the procedures set forth in the Trust but does not receive payment of his Expenses under the Trust, in whole or in part, then the Executive may seek payment of unpaid Expenses from HI by providing a written claim to the ICF, including copies of all correspondence between the Trustee and the Executive pursuant to the terms of the Trust. The Executive shall also provide such additional information as the ICF may reasonably request for the evaluation of the Executive's claim for Expenses.

                          The ICF shall notify the Executive of its determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the Executive prior to the end of the initial 90-day period. In no event shall such an extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which a final decision is expected to be rendered. Notice of a claim denial, in whole or in part, shall be set forth in a manner calculated to be understood by the Executive and shall contain the following:

                          (i)     the specific reason or reasons for the
                 denial; and

                          (ii)    specific reference to the pertinent
                 provisions of the Plan on which the denial is based; and





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                          (iii)   a description of any additional material or
                 information necessary for the Executive to perfect the claim and an explanation of why such material or information is necessary; and

                          (iv) an explanation of the Plan's claims review procedure.

         Executives shall be given timely written notice of the time limits set forth herein for determinations on claims, appeal of claim denial and decisions on appeal. If notice of a claim determination is not provided within the applicable time frame described above, the claim shall be deemed denied and the Executive may appeal the denial as set forth in Section 3.3.

         3.3     CLAIMS REVIEW PROCEDURE:  If a claim for benefits under
Section 3.1 or 3.2(b) above shall result in a denial of the benefit applied for, either in whole or in part, an Executive shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section
3.1 or 3.2(b), to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the Executive may wish to present. At any stage in the appeals process, the Executive or his designated representative may review pertinent documents, including copies of the Plan document and information relating to the Executive's entitlement to such benefit, and submit issues and comments in writing.

                 The Committee shall render a decision no later than the date of its first meeting following receipt of the request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting. The Executive may request a formal hearing before the Committee which the Committee may grant at its discretion. Notwithstanding the foregoing, under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than 180 days after the receipt of the request for review. If such an extension is required, the Executive will be advised in writing before the extension begins. The Committee will provide written notice of its final determination. The notice will include specific reasons for the decision, be written in a manner calculated to be understood by the Executive and make specific reference to the Plan provisions on which it is based. If a decision on an appeal is not provided within any applicable time frame described above, the claim shall be deemed denied on appeal.

                 No action at law or in equity shall be brought by or in respect of an Executive to recover any benefits under this Plan or the Executive's Severance Agreement prior to exhausting the administrative process of appeal available under this Section 3.3.

         3.4 DISPUTED BENEFITS: If any dispute still exists between an Executive and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Committee may withhold the payment of all or any part of the benefits payable hereunder to the Executive until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.





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                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

         4.1 PLAN ADMINISTRATOR: The Committee shall be the primary fiduciary with respect to the operation and administration of this Plan and shall serve as Plan administrator and named fiduciary for purposes of ERISA
Section 402(a)(i).

         4.2 POWERS AND DUTIES OF FIDUCIARY: In fulfillment of their respective duties hereunder, the Committee and the ICF shall enforce this Plan in accordance with its terms. The Committee and, to the extent of its duties and authority under Sections 3.1 and 3.2(b), the ICF shall have all powers necessary for the accomplishment of that purpose, including but not limited to the following powers:

                 (a) to employ such agents and assistants, such counsel (who may be of counsel to HI) and such clerical, administrative, medical, accounting, and investment services as the Committee or ICF may require in carrying out the provisions of the Plan; and

                 (b) to authorize a delegate to make payment or to execute or deliver any instrument on their behalf; and

                 (c) to decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder; and

                 (d) to authorize a delegate to prescribe forms and procedures to be followed in filing applications for benefits and for other occurrences in the administration of the Plan; and

                 (e) to prepare and distribute information explaining the Plan; and

                 (f) to interpret and construe all terms, provisions, conditions, and limitations of the Plan and to reconcile any inconsistency or supply any omitted detail that may appear in the Plan in its discretion; and

                 (g) to make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein; and

                 (h) in addition to all other powers herein granted, and in general consistent with the provisions of the Plan, all other rights and powers reasonably necessary to supervise and control the administration of this Plan.

                 The Committee or ICF may employ any individual(s) or entity(ies) to furnish administrative services to the Plan and delegate any of its powers and duties hereunder to such individuals or entities, including but not limited to the power and duty to make determinations of eligibility. The Committee and the ICF also may, generally or specifically, delegate to any





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employee, division or department of HI any of its powers and duties hereunder, which delegation shall be evidenced in writing.

         4.3 INFORMATION FROM HI: HI shall supply full and timely information to the Committee and the ICF as they may require in administration of the Plan.

                                   ARTICLE V

                     AMENDMENT AND TERMINATION OF THE PLAN

                 HI shall have the right to amend or terminate this Plan Document in whole or in part at any time. Amendment or termination of the Plan Document shall be made by a written instrument of equal formality as this Plan Document, authorized by a resolution of the Board of Directors of HI and executed by an authorized officer of HI.

                                   ARTICLE VI

                               ERISA INFORMATION

                 The following information is provided to comply with certain requirements of ERISA:

                 (a) PLAN SPONSOR: The Plan sponsor is Houston Industries Incorporated, P.O. Box 4567, Houston, Texas 77210; (713) 207-3000.

                 (b)      EMPLOYER IDENTIFICATION NUMBER OF PLAN SPONSOR:
         74-1885573.

                 (c)      PLAN NUMBER:  905

                 (d) PLAN YEAR: The plan year for reporting to governmental agencies and employees shall be the calendar year.

                 (e) PLAN ADMINISTRATOR: The Compensation Committee, Board of Directors of Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002; (713) 207-7133.

                 (f) AGENT FOR SERVICE OF LEGAL PROCESS: The Compensation Committee, Board of Directors of Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002, is the agent for service of legal process.

                 (g) SOURCE OF BENEFITS: Payments under this Plan shall be made from the general assets of HI except to the extent that benefits are payable under the Trust as described in Section 3.2(a).





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                 (h)      EMPLOYEE RIGHTS:  Each Executive has a right to
         information about the Plan, such as how it operates and an explanation of the benefits to which Executives will be entitled under the terms of the Plan.

                 This Summary Plan Description is designed to give Executives an explanation of how the Plan operates. The Plan is administered in accordance with the Plan (which is the same as this Summary Plan Description or Plan Document and its Appendices) as well as applicable laws, such as ERISA. Each Executive has the right to examine, without charge and upon proper request, all Plan documents, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports. Copies of all Plan documents and other Plan information may be obtained by written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for any copies requested.

                 Every effort will be made to provide any requested document or report within 30 days after it is requested. An Executive will be notified if more time is needed to comply with a request. Financial penalties may be imposed upon the Plan Administrator if any materials which an Executive has properly requested are not received within 30 days of a request (unless the materials were not sent because of matters beyond the control of the Plan Administrator).

                 Certain Plan information is made available to Executives automatically, so that no special request need be made, such as this Summary Plan Description.

                 ERISA imposes obligations upon the persons who are responsible for the operation of an employee benefit plan. The people who operate the Plan, who are referred to as Plan "fiduciaries," have a duty to do so prudently and in the interest of Executives and their beneficiaries. Fiduciaries who violate ERISA may be removed and required to make good any losses they may have caused to the Plan.

                 The law protects an Executive from being terminated, disciplined or discriminated against for attempting to obtain benefits which may be due or for exercising his or her rights under ERISA.

                 Occasionally, a benefit claim will be denied. When this happens, an Executive is entitled to a written explanation of the reason for denial, plus an explanation of his or her right to request an administrative review of the denied claim. The procedure for appeal of denied benefits is outlined in Article III of this Plan Document.

                 If an Executive has any questions about his or her ERISA rights, he or she should contact the Plan Administrator, HI's local benefits office or the nearest area office of the U.S. Labor-Management Service Administration, Department of Labor.





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                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 NO EMPLOYMENT GUARANTEED: Nothing contained in this Plan shall be construed as a contract of employment between HI and any Executive, or as a right for any Executive to be continued in the employment of HI, or as a limitation of the right of HI to discharge any of the Executives with or without cause.

         7.2 GOVERNING LAW: This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Texas. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         7.3 INVALIDITY OF PARTICULAR PROVISIONS: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been a part of this Plan.

         7.4 PAYMENTS DUE MINORS AND INCOMPETENTS: If the Committee determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent without the Committee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Plan, Committee, the ICF and HI to the extent of such payments.

                 IN WITNESS WHEREOF, Houston Industries Incorporated has executed these presents as evidenced by the signature of its officers affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 21st day of November, 1997, but effective as of September 3, 1997.

                                      HOUSTON INDUSTRIES INCORPORATED


                                      By  /s/ R. S. LETBETTER
                                        ----------------------------------
                                        Name:  R. S. Letbetter
                                             -----------------------------
                                        Title: President and
                                               Chief Operating Officer
                                              ----------------------------





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